ZUPINTRA CORPORATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

00032559
(Commission File Number)	(IRS Employer Identification No.)

181 University Ave, Suite 210, Toronto ON	M5H 3M7
(Address of Principal Executive Offices)	(Zip Code)

866-748-4279

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

On June 10, 2008 the Company changed its Corporate Office phone number from 416-815-1771 to 866-748-4279.

Item 5.02 Departure of Directors or Principal Officers

On May 21, 2008 the Company’s Board of Directors accepted the resignation of Wayne A Doss, Director of the Board. Furthermore, on May 13, 2008 the Company’s Board of Directors accepted the resignation of Kevin Donahue, Director of the Board.

The Company has commenced a search to find replacements for the above resigned directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf for the undersigned hereunto duly authorized.

Zupintra Corporation, Inc.

Date: June 11, 2008	By:	/s/ John van Arem
John van Arem
Title: Chief Executive Officer